                           VALLEY BANC SERVICES CORP.
                                 AND SUBSIDARIES
                              ST. CHARLES, ILLINOIS

                        CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

                   VALLEY BANC SERVICES CORP. AND SUBSIDARIES
                              St. Charles, Illinois

                        CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993

                                    CONTENTS


REPORT OF INDEPENDENT AUDITORS ..............................................  1


CONSOLIDATED FINANCIAL STATEMENTS

     CONSOLIDATED BALANCE SHEETS ............................................  2

     CONSOLIDATED STATEMENTS OF INCOME ......................................  3

     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY ........................  4

     CONSOLIDATED STATEMENTS OF CASH FLOWS ..................................  5

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .............................  6

                                     [LOGO]

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Valley Banc Services Corporation
St. Charles, Illinois


We have audited the accompanying consolidated balance sheets of Valley Banc Services Corp. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Valley Banc Services Corp. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995.

As discussed in Note 1 to the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes to conform with the provisions of Statement of Financial Accounting Standards No. 109. As discussed in Note 2 to the consolidated financial statements, in 1994 the Company changed its method of accounting for securities to conform with the provisions of Statement of Financial Accounting Standards No. 115.


                                        /s/  Crowe, Chizek, and Company LLP
                                        Crowe, Chizek and Company LLP

Oak Brook, Illinois
January 26, 1996

                                                                              1.

                   VALLEY BANC SERVICES CORP. AND SUBSIDARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1995 and 1994

--------------------------------------------------------------------------------


                                                                             1995             1994
                                                                             ----             ----
ASSETS
Cash and due from banks                                                 $     9,258,278   $     7,352,410
Federal funds sold                                                            4,447,000         2,892,000
                                                                        ---------------   ---------------
     Cash and cash equivalents                                               13,705,278        10,244,410

Securities available-for-sale                                                39,130,816         4,605,274
Securities held-to-maturity (fair value of
  $24,702,524 in 1994)                                                                -        25,706,226
Loans, net of deferred fees and unearned discount                           109,612,346        95,490,288
Allowance for loan losses                                                    (1,323,513)       (1,001,748)
                                                                        ---------------   ---------------
     Net loans                                                              108,288,833        94,488,540

Other real estate owned                                                         127,434           566,404
Premises and equipment, net                                                   3,695,994         3,894,097
Core deposit and other intangibles                                              253,750           311,250
Accrued interest receivable                                                   1,861,147         1,502,787
Other assets                                                                    464,083           460,537
                                                                        ---------------   ---------------

                                                                        $   167,527,335   $   141,779,525
                                                                        ---------------   ---------------
                                                                        ---------------   ---------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Deposits
          Noninterest-bearing demand                                    $    23,648,776   $    20,273,333
          Interest-bearing demand                                            26,620,833        26,537,658
          Savings                                                            16,831,450        18,383,450
          Deposits, $100,000 and over                                        24,729,713        17,153,892
          Other time deposits                                                59,968,455        45,341,230
                                                                        ---------------   ---------------
              Total deposits                                                151,799,227       127,689,563

     Notes payable                                                            3,550,000         3,700,000
     Federal funds purchased                                                  1,133,000           500,000
     Accrued interest payable and other liabilities
                                                                              1,299,632           845,100
                                                                        ---------------   ---------------
                                                                            157,781,859       132,734,663
Commitments and contingent liabilities

Shareholders' equity
     Common stock - ($1 par value, 1,000,000 shares
       authorized; 525,668 shares issued)                                       525,668           525,668
     Surplus                                                                  7,145,537         7,145,537
     Retained earnings                                                        1,878,318         1,489,143
     Treasury stock (9,460 shares, at par)                                       (9,460)           (9,460)
     Unrealized gain (loss) on securities available-for-sale,
       net of taxes of $105,745 and $(54,620) in 1995 and
       in 1994, respectively                                                    205,413          (106,026)
                                                                        ---------------   ---------------
                                                                              9,745,476         9,044,862
                                                                        ---------------   ---------------
                                                                        $   167,527,335   $   141,779,525
                                                                        ---------------   ---------------
                                                                        ---------------   ---------------

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                                                              2.

                    VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF INCOME
                    Years ended December 31, 1995, 1994 and 1993

-------------------------------------------------------------------------------


                                                             1995                1994                1993
                                                             ----                ----                ----
Interest income
  Loans (including fee income)                           $  9,684,322        $  7,879,628        $  6,727,964
  Securities
     Taxable                                                2,076,960           1,677,528           1,775,064
     Tax exempt                                                34,865              36,331              17,205
  Federal funds sold                                          331,174              70,016              75,665
  Interest-bearing deposits in other financial
   institutions                                                     -               1,550               2,550
                                                         ------------        ------------        ------------
                                                           12,127,321           9,665,053           8,598,448
Interest expense
  Deposits                                                  5,843,764           3,965,752           3,727,811
  Notes payable                                               276,051             278,511             268,679
  Other borrowings                                             20,573              46,007               5,640
                                                         ------------        ------------        ------------
                                                            6,140,388           4,290,270           4,002,130
                                                         ------------        ------------        ------------

NET INTEREST INCOME                                         5,986,933           5,374,783           4,596,318

Provision for loan losses                                     673,000             307,000             186,650
                                                         ------------        ------------        ------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES         5,313,933           5,067,783           4,409,668

Other income
  Service charges and fees                                    614,908             518,938             456,428
  Security losses                                             (65,500)            (60,000)                  -
  Other income                                                142,782             145,018             129,494
                                                         ------------        ------------        ------------
                                                              692,190             603,956             585,922
Other expense
  Salaries and employee benefits                            2,360,168           2,177,781           1,949,713
  Occupancy and equipment expense                             826,380             715,746             629,889
  Data processing fees                                        362,087             308,975             238,332
  FDIC assessment                                             146,393             260,184             222,224
  Loss on disposal of other real estate owned                 157,119                   -                   -
  Amortization of core deposit and other intangibles           57,500              87,840             145,730
  Other expenses                                            1,370,996           1,177,931           1,075,545
                                                         ------------        ------------        ------------
                                                            5,280,643           4,728,457           4,261,433
                                                         ------------        ------------        ------------

INCOME BEFORE INCOME TAXES                                    725,480             943,282             734,157

Income tax provision                                          336,305             323,659             284,337
                                                         ------------        ------------        ------------

NET INCOME                                               $    389,175        $    619,623        $    449,820
                                                         ------------        ------------        ------------
                                                         ------------        ------------        ------------

Earnings per share                                          $     .75           $    1.20           $     .87
                                                            ---------           ---------           ---------
                                                            ---------           ---------           ---------

Weighted average number of shares outstanding                 516,208             516,208             516,208
                                                            ---------           ---------           ---------
                                                            ---------           ---------           ---------

Book value per share as of December 31, based on
 516,208 shares outstanding                                 $   18.88           $   17.52           $   16.53
                                                            ---------           ---------           ---------
                                                            ---------           ---------           ---------


-------------------------------------------------------------------------------

            See accompanying notes to consolidated financial statements.


                                                                             3.

                    VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    Years ended December 31, 1995, 1994 and 1993

-------------------------------------------------------------------------------



                                                                                                         Net
                                                                                                     Unrealized
                                                                                                   Gains (Losses)          Total
                                                                                                   on Securities          Share-
                                         Common                        Retained       Treasury        Available-         holders'
                                          Stock         Surplus        Earnings         Stock          for-Sale           Equity
                                          -----         -------        --------         -----          ---------          ------
Balance at
 January 1, 1993                      $ 525,668     $ 7,145,537     $   419,700       $ (9,460)        $       -      $ 8,081,445

Net income                                    -               -         449,820              -                 -          449,820
                                      ---------     -----------     -----------       --------         ---------      -----------
Balance at
 December 31, 1993                      525,668       7,145,537         869,520         (9,460)                -        8,531,265

Cumulative effect
 of adopting State-
 ment of Financial
 Accounting  Stan-
 dards No. 115, net
 of tax of $20,427                            -               -               -              -            39,651           39,651

Net change in
 unrealized gains
 (losses) on securities
 available-for-sale,
 net of taxes of
 $75,047                                      -               -               -              -          (145,677)        (145,677)

Net income                                    -               -         619,623              -                 -          619,623
                                      ---------     -----------     -----------       --------         ---------      -----------

Balance at
 December 31, 1994                      525,668       7,145,537       1,489,143         (9,460)         (106,026)       9,044,862

Net change in
 unrealized gains
 (losses) on securities
 available-for-sale,
 net of taxes of
 $74,646                                      -               -               -              -           144,901          144,901

Net unrealized gain
 on securities transferred
 from held- to-maturity to
 available-for-sale, net of
 taxes of $85,720                             -               -               -              -           166,538          166,538

Net income                                    -               -         389,175              -                 -          389,175
                                      ---------     -----------     -----------       --------         ---------      -----------

Balance at
 December 31, 1995                    $ 525,668     $ 7,145,537     $ 1,878,318       $ (9,460)        $ 205,413      $ 9,745,476
                                      ---------     -----------     -----------       --------         ---------      -----------
                                      ---------     -----------     -----------       --------         ---------      -----------



-------------------------------------------------------------------------------

            See accompanying notes to consolidated financial statements.


                                                                            4.

                    VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Years ended December 31, 1995, 1994 and 1993

-------------------------------------------------------------------------------


                                                                         1995               1994                1993
                                                                         ----               ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                         $   389,175         $   619,623         $   449,820
 Adjustments to reconcile net income to net
  cash from operating activities
  Depreciation                                                          405,762             365,343             301,050
  Amortization of premiums and discounts
   on securities, net                                                   124,987             259,017             224,894
  Losses on securities                                                   65,500              60,000                   -
  Provision for loan losses                                              73,000             307,000             186,650
  Loss on disposal of other real estate owned                           157,119                   -                   -
  Amortization of core deposit and other
   intangibles                                                           57,500              87,840             145,730
  Increase in interest receivable                                      (358,360)           (177,872)            (83,103)
  Increase in deferred income taxes                                     (67,999)            (76,140)            (54,941)
  Increase (decrease) in deferred loan fees                             (12,583)             34,969              39,197
  Increase in accrued interest payable and
   other liabilities                                                    339,489             145,727             111,243
  (Increase) decrease in other assets, net                               19,130            (218,474)             43,679
                                                                    -----------         -----------         -----------
    Net cash provided by operating activities                         1,792,720           1,407,033           1,364,219

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from maturities, calls and
  paydowns of securities available-for-sale                           1,311,672           1,626,719                   -
 Purchases of securities available-for-sale                          (5,350,279)         (1,241,992)                  -
 Proceeds from maturities, calls and
  paydowns of securities held-to-maturity                             6,761,977           5,705,282           8,813,685
 Purchases of securities held-to-maturity                           (11,261,368)         (4,814,408)        (12,260,959)
 Net increase in loans                                              (14,487,198)        (14,321,743)        (12,294,724)
 Proceeds from sales of other real estate owned                         308,339             208,216             124,822
 Premises and equipment expenditures, net                              (207,659)           (730,829)         (1,409,519)
                                                                    -----------         -----------         -----------
   Net cash used in investing activities                            (22,924,516)        (13,568,755)        (17,026,695)

CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase in deposits                                            24,109,664          12,347,854          16,895,594
 Payments of notes payable                                             (150,000)           (300,000)           (269,571)
 Increase in federal funds purchased                                    633,000              50,000             450,000
                                                                    -----------         -----------         -----------
   Net cash provided by financing activities                         24,592,664          12,097,854          17,076,023
                                                                    -----------         -----------         -----------

Net increase (decrease) in cash and cash equivalents                  3,460,868             (63,868)          1,413,547

Cash and cash equivalents at beginning of year                       10,244,410          10,308,278           8,894,731
                                                                    -----------         -----------         -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                            $13,705,278         $10,244,410         $10,308,278
                                                                    -----------         -----------         -----------
                                                                    -----------         -----------         -----------

Supplemental disclosures of cash flow information
  Cash paid during the year for
   Interest                                                          $5,892,473           4,253,753          $4,035,927
   Income taxes                                                         376,000             509,378             332,640

Supplemental disclosure of noncash investing activities
  Transfer of loans to other real estate owned                          $26,488            $102,410            $573,032
  Transfer of securities held-to-maturity to securities
   available-for-sale, at fair value                                 30,270,136           5,205,545                   -



-------------------------------------------------------------------------------

            See accompanying notes to consolidated financial statements.


                                                                             5.

                     VALLEY BANC SERVICES CORP. AND SUBSIDARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION: The accompanying consolidated financial statements include the accounts of Valley Banc Services Corp. (the "Company"), and its wholly-owned subsidiaries, Hinckley State Bank, which was acquired on June 24, 1984; State Bank of Osco, which was acquired on June 12, 1987; Fox Valley Bank, which was acquired on May 20, 1988; and Anchor Bank, which was acquired on March 2, 1990. These acquisitions were accounted for using the purchase method of accounting and, accordingly, assets acquired and liabilities assumed were valued at their estimated fair market values at the dates of acquisition. All significant intercompany transactions and balances have been eliminated in consolidation.

Approximately $250,000 of the purchase price of Fox Valley Bank and $325,000 of the purchase price of Anchor Bank have been allocated to core deposit value and other intangibles. These intangibles are being amortized over a ten-year period. At December 31, 1995, $253,750 in intangible assets remains to be amortized.

The Company and the Banks operate in Hinckley, Osco, St. Charles and Grayslake, Illinois, as a bank holding company and commercial banks, respectively. The Company's only significant activity is ownership of the Banks. The Banks' primary services include accepting deposits and making commercial, consumer, and mortgage loans.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Future results could differ from these estimates.

CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, non-interest bearing amounts due from banks, federal funds sold, money market mutual funds, short term interest-bearing deposits in other financial institutions and securities purchased under agreements to resell in less than 90 days. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan transactions, deposit transactions and deposits made with other financial institutions.

SECURITIES: Securities are classified as held-to-maturity when the Company's management has the positive intent and the Company has the ability to hold those securities to maturity. Accordingly, they are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities are classified as available-for-sale when management may decide to sell those securities in response to changes in market interest rates, liquidity needs, changes in yields on alternative investments and for other reasons. They are carried at fair value. Unrealized gains and losses on securities available-for-sale are charged or credited to a valuation allowance and included as a separate component of shareholders' equity, net of income taxes. Premium amortization is deducted from and discount accretion is added to interest income from securities using the interest method. Realized gains and losses on disposition of securities available-for-sale are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

--------------------------------------------------------------------------------

                                   (Continued)
                                                                              6.

                     VALLEY BANC SERVICES CORP. AND SUBSIDARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

LOANS AND LOAN INCOME: Loans are stated net of the allowance for loan losses, unearned discount, and deferred loan fees. Interest on most loans is accrued over the term of the loan based on the amount of principal outstanding. Where serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued.

Loan fees, net of direct loan origination costs, are deferred and amortized over the estimated life of the loan as a yield adjustment. These fees are amortized using the interest method.

ALLOWANCE FOR LOAN LOSSES: An allowance for loan losses is established and maintained because some loans may not be repaid in full. Increases to the allowance are recorded by a provision for loan losses charged to expense. A loan is charged off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover possible losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the entire allowance is available for any loan charge-offs that occur.

While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses.

Statements of Financial Accounting Standards (SFAS) No. 114 and No. 118 became effective January 1, 1995 and require recognition of loan impairment. Loans are considered impaired if full principal or interest payments are not anticipated. Each impaired loan is carried at the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to an impaired loan if the present value of cash flows or collateral value indicate the need for an allowance allocation. The effect of adopting these standards is included in the 1995 provision for loan losses and was not material.

Smaller balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one-to-four family residences, and automobile, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment.

--------------------------------------------------------------------------------

                                   (Continued)
                                                                              7.

                     VALLEY BANC SERVICES CORP. AND SUBSIDARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans are moved to nonaccrual status when 90 days or more past due. All commercial and non-residential mortgage nonaccrual loans, and loans restructured after January 1, 1995, are defined as impaired loans. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

The nature of disclosures for impaired loans is considered generally comparable to prior nonaccrual and renegotiated loans and non-performing and past due asset disclosures. Increases or decreases in the carrying value of impaired loans are reported as reductions or increases in the provision for loan losses.

OTHER REAL ESTATE OWNED: Other real estate owned is comprised of properties acquired through, or in lieu of, loan foreclosure and are recorded at the lower of cost (fair value at the time of foreclosure) or fair value less estimated selling costs. Costs related to improving the properties are capitalized, whereas costs related to holding the property are expensed.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is included in operating expenses and is computed primarily on the straight-line method over the estimated useful lives of the assets. The cost of maintenance and repairs is charged to expense as incurred, and significant improvements are capitalized. At the time of sale or disposition of an asset, the applicable cost and accumulated depreciation are removed from the books.

INCOME TAXES: The Company and its bank subsidiaries file a consolidated federal income tax return. Under the intercompany tax-sharing agreement, the banks pay to the Company the amount of federal income taxes for which they would have been liable, computed as though the banks had filed separate returns.

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS No. 109), "Accounting for Income Taxes". The adoption of FAS 109 changed the Company's method of accounting for income taxes from the deferred method (APB 11) to an asset and liability approach. Previously, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability approach requires the recognition of deferred tax-liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities, using enacted tax rates. The effect of adopting FAS 109 was not material to the Company's consolidated net income and is included in the 1993 income tax provision.

The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.

--------------------------------------------------------------------------------

                                   (Continued)
                                                                              8.

                     VALLEY BANC SERVICES CORP. AND SUBSIDARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

EARNINGS PER SHARE: Earnings per share amounts are computed based on the weighted average number of shares outstanding, net of treasury shares.

BOOK VALUE PER SHARE: Book value per share amounts are computed based on the total shareholders' equity at the end of the period divided by the number of shares issued, less treasury stock, at the end of the year.


NOTE 2 - SECURITIES

Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires corporations to classify debt and equity securities as either held-to-maturity, trading or available-for-sale. The cumulative effect on retained earnings at January 1, 1994, of adopting SFAS No. 115, net of income taxes, was $39,651. This adjustment represents primarily the effect of adjusting securities available-for-sale to fair value.

In November 1995, the Financial Accounting Standards Board issued "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities", which allowed corporations to transfer its securities between the categories of held-to-maturity and available-for-sale prior to December 31, 1995. Accordingly, the Banks reclassified all of their held-to-maturity bonds into the available-for-sale category prior to December 31, 1995. The amortized cost and unrealized gain of the securities which were transferred were $30,017,878 and $252,258, respectively.

The amortized cost, gross unrealized gains and losses, and fair values of securities at December 31, 1995 and 1994 are as follows:

                                ---------------------------1 9 9 5 ----------------------
                                                           -------
                                                      Gross         Gross
                                     Amortized      Unrealized    Unrealized        Fair
Securities Available-for-Sale         Cost            Gains         Losses         Value
-----------------------------         ----            -----         ------         -----
U.S. Treasury                   $   7,150,462     $   57,635    $  (23,024)   $  7,185,073
U.S. government agencies           29,042,742        357,971       (83,383)     29,317,330
States and political
  subdivisions                      1,688,921         14,167       (13,700)      1,689,388
Mortgage-backed and
  related securities                  860,533         13,106       (11,614)        862,025
Other                                  77,000              -              -         77,000
                                  -----------     ----------    -----------   ------------
                                $  38,819,658     $  442,879    $ (131,721)   $ 39,130,816
                                  -----------     ----------    -----------   ------------
                                  -----------     ----------    -----------   ------------

--------------------------------------------------------------------------------

                                   (continued)

                                                                              9.

                     VALLEY BANC SERVICES CORP. AND SUBSIDARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

                                    ----------------------1 9 9 4----------------------
                                                          -------
                                                    Gross          Gross
                                     Amortized    Unrealized     Unrealized        Fair
Securities Available-for-Sale          Cost         Gains          Losses         Value
----------------------------        ---------     ----------     ----------       -----
U.S. Treasury                    $  1,270,042       $      -   $   (37,620)   $  1,232,422
U.S. government agencies            2,242,415              -       (83,722)      2,158,693
States and political
  subdivisions                        506,424              -       (13,924)        492,500
Mortgage-backed and
  related securities                  670,039          1,523       (26,903)        644,659
Other                                  77,000              -              -         77,000
                                 ------------       --------   ------------   ------------

                                 $  4,765,920       $  1,523   $  (162,169)   $  4,605,274
                                 ------------       --------   ------------   ------------
                                 ------------       --------   ------------   ------------

Securities Held-to-Maturity
---------------------------
U.S. Treasury                    $  8,206,742       $  1,660   $  (325,740)   $  7,882,662
U.S. government agencies           15,782,551          8,751      (654,627)     15,136,675
States and political
  subdivisions                      1,144,225          8,460       (27,077)      1,125,908
Mortgage-backed and
  related securities                  572,408         20,919       (36,048)        557,279
                                 ------------       --------   ------------   ------------

                                 $ 25,706,226       $ 39,790   $(1,043,492)   $ 24,702,524
                                 ------------       --------   ------------   ------------
                                 ------------       --------   ------------   ------------


The mortgage-backed and related securities are investments in pools of loans which are secured primarily by first mortgages on residential real estate.

There were no significant concentrations of investments (greater than 10% of shareholders' equity) in any individual security issue except for U.S. Treasury securities and obligations of U.S. government agencies and corporations.

At December 31, 1995 and 1994, securities with an amortized cost of approximately $10,575,000 and $8,563,000, respectively, were pledged to collateralize public deposits and for other purposes as required or permitted by law.

--------------------------------------------------------------------------------

                                   (Continued)

                                                                             10.

The amortized cost and fair value of securities at December 31, 1995 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                 Amortized         Fair
    Securities Available-for-Sale                 Cost             Value
    -----------------------------                 ----             -----
    Due in one year or less                  $  10,144,232   $  10,149,768
    Due after one year through five years       25,003,880      25,275,767
    Due after five years through ten years       2,386,340       2,409,729
    Due after ten years                            347,673         356,527
                                             ------------    ------------
                                                37,882,125      38,191,791

    Mortgage-backed and related securities         860,533         862,025
    Other securities                                77,000          77,000
                                             -------------   -------------

                                             $  38,819,658   $  39,130,816
                                             -------------   -------------
                                             -------------   -------------



There were no sales of debt securities in 1995, 1994 and 1993. Losses on securities of $65,500, $60,000 and $0 for the years ended December 31, 1995, 1994 and 1993, respectively, resulted from a markdown of an equity security, a provision made to adjust a valuation allowance for an FHA Title 1 pool included in mortgage-backed and related securities, and a provision made to adjust a valuation allowance for a municipal bond.


NOTE 3 - LOANS

The Company makes loans to, and obtains deposits from, customers primarily in Kane, DeKalb, Lake and Henry counties in Illinois, and the surrounding communities. Most loans are secured by specific items of collateral, including commercial and residential real estate and other business and consumer assets.

Loans consisted of the following at December 31:


                                                   1995            1994
                                                   ----            ----
    Commercial and agricultural              $  51,782,354   $  46,564,061
    Real estate mortgage                        47,326,474      40,507,873
    Consumer                                    11,076,379       9,005,653
                                               -----------     -----------
      Total loans                              110,185,207      96,077,587
    Less:
      Unearned income                            (292,113)       (293,968)
      Deferred loan fees                         (280,748)       (293,331)
                                             -------------   -------------

                                             $ 109,612,346   $  95,490,288
                                             -------------   --------------
                                             -------------   --------------




                                                                            11.

Loans in non-accrual status amounted to approximately $19,000 and $67,000 at December 31, 1995 and 1994, respectively.

A summary of loans made by the Company in the ordinary course of business to or for the benefit of directors, executive officers, or principal holders of common stock of the Company is as follows for the year ended December 31, 1995:


    Balance at beginning of year                           $  4,827,000
    New loans                                                   303,000
    Repayments and retirements                               (2,257,000)
                                                           ------------

    Balance at end of year                                 $   2,873,000
                                                           -------------
                                                           -------------



The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans, standby letters of credit, and unused lines of credit. The Company's exposure to credit loss in the event of nonperformance by the other parties to these financial instruments is represented by the contractual amount of the instruments. The Company uses the same credit policy to make or fund such commitments as it uses for new loans recorded in the financial statements. At December 31, the approximate contract amounts of these financial instruments are summarized as follows:


                                                   Contract Amount
                                                   ---------------
                                                 1995           1994
                                                 ----           ----
    Financial instruments whose contract
      amounts represent credit risk:
        Unused lines of credit                $  18,035,000  $  14,108,000
        Unfunded loan commitments                 2,895,000      1,311,000
        Standby letters of credit                 1,776,000      1,438,000



Since many commitments to make loans expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include commercial and residential real estate and other business and consumer assets.

Included in the commitments above at December 31, 1995 are fixed rate commitments of $820,000 with rates ranging from 8.50% to 10.50%

                                                                            12.

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses is summarized as follows:


                                             1995          1994         1993
                                             ----          ----         ----
  Balance at beginning of year          $ 1,001,748   $   868,717   $ 740,627
    Provision charged to operations         673,000       307,000     186,650
    Recoveries on loans previously
     charged off                             26,406        31,634      28,923
    Loans charged off                      (377,641)     (205,603)    (87,483)
                                        -----------   -----------   ---------

   Balance at end of year               $ 1,323,513   $ 1,001,748   $ 868,717
                                        -----------   -----------   ---------
                                        -----------   -----------   ---------






Information regarding impaired loans is as follows for the year ended December 31, 1995:

  Average investment in impaired loans                          $    670,626

  Interest income recognized on impaired loans
    including interest income recognized on cash basis                 66,948

  Interest income recognized on impaired loans on cash basis               --

Information regarding impaired loans at December 31, 1995:

  Balance of impaired loans                                     $    305,714
  Less portion for which no allowance  for loan losses is
    allocated                                                        (41,714)
                                                                ------------

  Portion, of impaired loan balance for which an allowance
    for credit losses is allocated                              $    264,000
                                                                ------------
                                                                ------------

  Portion of allowance for loan losses allocated to the
    impaired loan balance                                       $     51,250
                                                                ------------
                                                                ------------



                                                                            13.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 5 - PREMISES AND EQUIPMENT

The premises and equipment at December 31, 1995, 1994 and 1993, consisted of the following:

                                                    1995              1994
                                                    ----              ----
Land                                            $   716,561       $   716,561
Buildings and improvements                        2,843,356         2,782,723
Furniture and equipment                           1,933,497         1,786,480
                                                -----------       -----------
  Total cost                                      5,493,414         5,285,764
Accumulated depreciation                         (1,797,420)       (1,391,667)
                                                -----------       -----------
                                                $ 3,695,994       $ 3,894,097
                                                -----------       -----------
                                                -----------       -----------

Depreciation expense for the years ended December 31, 1995, 1994 and 1993, totaled approximately $406,000, $365,000 and $301,000, respectively.

NOTE 6 - INCOME TAXES

The provision for income taxes consists of the following:

                                      1995           1994           1993
                                      ----           ----           ----
Current                             $404,304       $399,799       $334,278
Deferred                             (67,999)       (76,140)       (54,841)
                                    --------       --------       --------
                                    $336,305       $323,659       $284,337
                                    --------       --------       --------
                                    --------       --------       --------


The following are the components of the deferred tax assets and liabilities at December 31, 1995 and 1994:

                                                          1995         1994
                                                          ----         ----
Gross deferred tax assets
 Allowance for loan losses                              $308,149     $217,126
 Deferred loan fees                                       95,454       99,631
 Unrealized losses on securities available-for-sale            -       54,620
 Other                                                    11,217       16,004
                                                        --------     --------
                                                         414,820      387,381


--------------------------------------------------------------------------------

                                     (Continued)

                                                                             14.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 6 - INCOME TAXES  (Continued)

                                                          1995         1994
                                                          ----         ----
Gross deferred tax liabilities
 Depreciation                                          $ (49,105)    $(67,318)
 Unrealized gains on securities available-for-sale      (105,745)          --
 Other                                                   (46,354)     (14,080)
                                                        (201,204)     (81,398)
                                                       ---------     --------

 Net deferred tax asset                                  213,616      305,983
 Valuation allowance for deferred tax assets                  --           --
                                                       ---------     --------

 Net deferred tax asset                                $ 213,616     $305,983
                                                       ---------     --------
                                                       ---------     --------


The Company has not recorded a valuation allowance based on the amount of recoverable taxes paid in prior years and based on estimates of future taxable income.

The difference between the financial statement tax provision and amounts computed by applying the federal income tax rate of 34% to income before income taxes is reconciled as follows:

                                      1995           1994           1993
                                      ----           ----           ----
Income taxes computed at the
  statutory rate                    $246,663       $320,716       $249,613
Increase (decrease) in tax
  resulting from
    Tax exempt interest              (13,117)       (15,992)       (12,065)
    Goodwill amortization             19,550         14,142         44,080
    Nondeductible legal expenses      56,771             --             --
    Other                             26,438          4,793          2,759
                                    --------       --------       --------
                                    $336,305       $323,659       $284,337
                                    --------       --------       --------
                                    --------       --------       --------

--------------------------------------------------------------------------------

                                     (Continued)

                                                                             15.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 7 - DEPOSITS

Interest expense on deposits is summarized as follows:

                                     1995           1994           1993
                                     ----           ----           ----
NOW accounts                      $  356,711     $  353,713     $  295,393
Money market accounts                436,279        348,473        317,044
Savings                              581,151        599,513        524,944
Time, $100,000 and over            1,013,203        569,555        613,015
Other time                         3,456,420      2,094,498      1,977,405
                                  ----------     ----------     ----------
                                  $5,843,764     $3,965,752     $3,727,811
                                  ----------     ----------     ----------
                                  ----------     ----------     ----------


NOTE 8 - NOTES PAYABLE

At December 31, 1995 and 1994, the Company was indebted under the following notes:

                                                         1995          1994
                                                         ----          ----
Term loan to Cole Taylor Bank originally dated
July 1, 1991, renewed on December 28, 1994;
interest rate is the 3-month LIBOR (London
Interbank Offering Rate) plus 150 basis points,
adjusting quarterly at the end of each calendar
quarter; interest is payable quarterly beginning
March 30, 1995; principal reductions of $100,000
due on January 20, 1995 and $400,000 due
voluntarily prior to maturity; remaining principal
of $3,200,000 due in full on January 31, 1998.        $3,550,000    $3,700,000

Secured line of credit to Cole Taylor Bank in the
amount of $100,000 originally dated July 1, 1991,
renewed on December 28, 1994; interest rate is the
3-month LIBOR plus 150 basis points, adjusting
quarterly at the end of each calendar quarter;
interest is payable quarterly when line is drawn
upon.                                                         --            --
                                                      ----------    ----------
                                                      $3,550,000    $3,700,000
                                                      ----------    ----------
                                                      ----------    ----------


The note and line of credit with Cole Taylor Bank are secured by all shares of Hinckley State Bank, State Bank of Osco, Fox Valley Bank and Anchor Bank stock owned by the Company, as well as funds on deposit with Cole Taylor Bank. This debt was subsequently paid off as part of the acquisition discussed in Note 15.


--------------------------------------------------------------------------------

                                     (Continued)

                                                                             16.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 9 - EMPLOYEE BENEFIT PLANS

The Company has established a profit-sharing plan for qualified employees to which it contributes a percentage of qualified employees' salaries. This discretionary contribution is determined annually based on projected earnings and is approved by the Board of Directors.

Qualified employees may contribute up to 10% of their compensation. The expense recognized for the plan for 1995, 1994 and 1993 was approximately $127,000, $130,000 and $125,000, respectively.


NOTE 10 - DIVIDEND RESTRICTIONS

Bank holding companies are required to comply with the Federal Reserve Board's risk-based capital guidelines. The minimum ratio of total capital to risk-weighted assets (including certain off-balance-sheet activities, such as standby letters of credit) is 8%. At least half of the total capital is required to be Tier I Capital. Under these guidelines, Tier I Capital consists of common and qualifying preferred stockholders' equity and minority interests in equity accounts of consolidated subsidiaries, less goodwill. The calculation of Tier I Capital is exclusive of unrealized gains and losses, net of tax, on securities available-for-sale. Tier II Capital consists of, in addition to Tier I Capital, mandatory convertible debt, preferred stock not qualifying as Tier I Capital, subordinated and other qualifying term debts and the allowance for loan losses. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance-sheet exposures. In addition to the risk-based capital requirements, the Federal Reserve Board has adopted a minimum leverage ratio (Tier I Capital to total assets) of 3%, provided that all but the strongest companies are expected to maintain a ratio of 1% to 2% above the stated minimum. The Company, at December 31, 1995, met all regulatory capital requirements.

Dividend payments to the parent company are limited under the terms of the note agreement with Cole Taylor Bank, which provides that the subsidiary banks must maintain primary equity capital above specified minimum levels. In addition, banking regulations limit the amount of dividends which may be paid from the banks without prior approval of the bank's regulatory agency. Based on these restrictions, the banks' retained earnings available for the payment of dividends without prior approval(s) were approximately $705,000 at December 31, 1995.


--------------------------------------------------------------------------------

                                   (Continued)


                                                                             17.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 11 - REGULATORY MATTERS

Effective January 19, 1996, State Bank of Osco adopted a Corrective Action Resolution (CAR) under the direction of the Federal Deposit Insurance Corporation (FDIC). The CAR required the Bank to adopt a Plan of Action for each loan classified by the FDIC in their October 10, 1995 examination. These Plans of Action summarize how the balance of the classified loans will be reduced and provide regular status reports on each loan. The CAR also requires the Bank to address concerns the FDIC cited with regard to: loan file documentation; staffing requirements; profit enhancement; liquidity and interest rate risk. The Bank is also required to submit quarterly progress reports to the FDIC concerning compliance with the CAR.


NOTE 12 - COMMITMENTS AND CONTINGENT LIABILITIES

Fox Valley Bank leases approximately 5,200 square feet of office space and a drive-up for the main office facility in St. Charles, Illinois; approximately 1,900 square feet of office space and a drive-up facility for a branch facility also in St. Charles, Illinois; and approximately 1,200 square feet of office space for a branch facility in Geneva, Illinois. The term of the main office lease is 10 years with two consecutive five-year renewal options and rentals are subject to annual increases not to exceed 5%. The term of the St. Charles branch lease is also 10 years with one five-year renewal option, and rentals are subject to annual increases not to exceed 7.5%. The term of the Geneva branch lease is five years. Minimum lease payments required by the agreements, exclusive of future annual increases which are tied to an inflationary pricing factor, are as follows:

                    1996                $    113,400
                    1997                     113,400
                    1998                     108,300
                    1999                      43,200
                    2000                      34,200
                    Thereafter                54,150
                                        ------------

                                        $    466,650
                                        ------------
                                        ------------

The Company is also liable under a lease for the prior main office facility in St. Charles, Illinois. This lease expires on April 30, 2000 with annual rent commitments ranging from approximately $22,000 in 1995 to $29,000 in 1999.
These minimum lease payments are not included in the above table as the Company has subleased the office at substantially the same terms as the original lease. The Company is currently in negotiations with the sublessee to assign this lease obligation. The Company expects to incur a loss of $14,000 upon termination of this lease.

The Company maintained reserves in accordance with Federal Reserve requirements of approximately $487,000 at December 31, 1995.

--------------------------------------------------------------------------------

                                   (Continued)


                                                                             18.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value. There is no ready market for a significant portion of the Company's financial instruments. Considerable judgment is required to develop the estimates of fair value, and, therefore, the estimates provided below are not necessarily indicative of the amount that could be realized in a current market exchange. Changes in assumptions could significantly affect these estimated fair values.

SHORT-TERM FINANCIAL INSTRUMENTS: These instruments are valued at their carrying amounts included in the balance sheets, which are reasonable estimates of fair value due to the relatively short period to maturity of these instruments. This approach applies to cash and cash equivalents, accrued receivables and certain other liabilities.

SECURITIES: Fair value for these instruments equals quoted market prices or dealer quotes.

LOANS: The fair value of loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of nonaccrual loans is also estimated on a present value basis, using higher discount rates appropriate to the higher risk involved.

DEPOSITS: The fair value of demand deposits, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated by discounting future cash flows using the current rates for deposits of similar remaining maturities. The intangible value of long-term relationships with depositors is not taken into account in estimating the fair values disclosed.

FEDERAL FUNDS PURCHASED: Federal funds purchased are for a term of one day, and the carrying amount is a reasonable estimate of fair value.

NOTES PAYABLE: The Cole Taylor Bank note payable was a floating rate instrument and the carrying amount was a reasonable estimate of fair value.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT: The fee that would be charged to enter similar commitments today is the fair value. All commitments to extend credit and standby letters of credit are issued on a short-term or floating rate basis. The fair value of these instruments is not material.


--------------------------------------------------------------------------------

                                   (Continued)


                                                                             19.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
  (Continued)

The carrying values and estimated fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                                  Carrying         Estimated
                                                    Value          Fair Value
                                                    -----          ----------
Financial assets:
 Cash and cash equivalents                     $ 13,705,278      $ 13,705,278
 Securities available-for-sale                   39,130,816        39,130,816
 Loans                                          109,612,346       109,851,895
 Allowance for loan losses                       (1,323,513)       (1,323,513)
 Accrued interest receivable                      1,861,147         1,861,147

Financial liabilities:
 Deposits                                       151,799,227       151,922,738
 Notes payable                                    3,550,000         3,550,000
 Federal funds purchased                          1,133,000         1,133,000
 Accrued interest payable                           610,723           610,723


--------------------------------------------------------------------------------

                                     (Continued)

                                                                             20.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 14 - PARENT COMPANY STATEMENTS

Presented below are the condensed balance sheets as of December 31, 1995 and 1994, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1995 for Valley Banc Services Corp.

                                    BALANCE SHEETS
                              December 31, 1995 and 1994


                                                   1995              1994
                                                   -----             ----
ASSETS
Cash and cash equivalents                       $     1,782       $    86,990
Investment in bank subsidiaries                  13,245,196        12,454,854
Core deposit and other intangibles                   75,000           100,000
Other assets                                         94,040           157,576
                                                -----------       -----------

                                                $13,416,018       $12,799,420
                                                -----------       -----------
                                                -----------       -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
 Notes payable                                  $ 3,550,000       $ 3,700,000
 Other liabilities                                  120,542            54,558
                                                -----------       -----------
                                                  3,670,542         3,754,558

Shareholders' equity
 Common stock, ($1 par value; 1,000,000
    shares authorized; 525,668 shares
    issued at December 31, 1995 and 1994)           525,668           525,668
 Surplus                                          7,145,537         7,145,537
 Retained earnings                                1,878,318         1,489,143
 Treasury stock (9,460 shares, at par,
   at December 31, 1995 and 1994)                    (9,460)           (9,460)
 Unrealized gain (loss) on securities
    available-for-sale, net of taxes of
    $105,745 and $(54,620) in 1995 and
    1994, respectively                              205,413          (106,026)
                                                -----------       -----------
                                                  9,745,476         9,044,862
                                                -----------       -----------

                                                $13,416,018       $12,799,420
                                                -----------       -----------
                                                -----------       -----------


--------------------------------------------------------------------------------

                                     (Continued)

                                                                             21.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------

NOTE 14 - PARENT COMPANY STATEMENTS (Continued)

                                 STATEMENTS OF INCOME
                     Years ended December 31, 1995, 1994 and 1993


                                                   1995      1994      1993
                                                   ----      ----      ----
Income
 Dividends from bank subsidiaries               $ 425,000  $575,000  $580,000
 Other income                                      29,180    31,258    56,385
                                                ---------  --------  --------
                                                  454,180   606,258   636,385

Expenses
 Interest expense                                 276,051   278,511   268,679
 Other expense                                    303,938   240,074   409,958
                                                ---------  --------  --------
                                                  579,989   518,585   678,637
                                                ---------  --------  --------

INCOME (LOSS) BEFORE INCOME TAXES AND
  EQUITY IN UNDISTRIBUTED EARNINGS OF
  BANK SUBSIDIARIES                              (125,809)   87,673   (42,252)

Income tax benefit                                 99,083   163,981   163,709
                                                ---------  --------  --------

INCOME (LOSS) BEFORE EQUITY IN UNDISTRIBUTED
  EARNINGS OF BANK SUBSIDIARIES                   (26,726)  251,654   121,457

Equity in undistributed earnings of bank
  subsidiaries                                    415,901   367,969   328,363
                                                ---------  --------  --------

NET INCOME                                      $ 389,175  $619,623  $449,820
                                                ---------  --------  --------
                                                ---------  --------  --------


--------------------------------------------------------------------------------

                                     (Continued)

                                                                             22.

                     VALLEY BANC SERVICES CORP. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------------


NOTE 14 - PARENT COMPANY STATEMENTS (Continued)

                               STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1995, 1994 and 1993



                                                               1995           1994          1993
                                                               ----           ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                 $ 389,175      $ 619,623     $ 449,820
 Adjustments to reconcile net income to net
  cash from operating activities
    Depreciation and amortization                               35,017         22,418       115,283
    Earnings of subsidiary banks; net of
     dividends received                                      (415,901)      (367,969)     (328,363)
    Security losses                                                 --         25,000            --
    (Increase) decrease in other assets                         53,517        (37,592)       13,783
    Increase (decrease) in other liabilities                    65,984         40,790        (3,709)
                                                            ---------      ---------     ---------
      Net cash provided by operating activities                127,792        302,270       246,814

CASH FLOWS FROM INVESTING ACTIVITIES
 Capital contribution to State Bank of Osco                   (63,000)            --            --
 Proceeds from sales of premises and equipment                     --          8,420            --
                                                            ---------      ---------     ---------
    Net cash provided by (used in) investing activities        (63,000)         8,420            --

CASH FLOWS FROM FINANCING ACTIVITIES
 Decrease in notes payable                                   (150,000)      (300,000)     (269,571)
                                                            ---------      ---------     ---------
    Net cash used in financing activities                     (150,000)      (300,000)     (269,571)
                                                            ---------      ---------     ---------

Net increase (decrease) in cash and cash equivalents          (85,208)        10,690       (22,757)

Cash and cash equivalents at beginning of year                 86,990         76,300        99,057

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $   1,782      $  86,990     $  76,300
                                                            ---------      ---------     ---------
                                                            ---------      ---------     ---------

Supplemental disclosures of cash flow information
 Cash paid during the year for
   Interest                                                 $ 276,051      $ 278,511     $ 268,772
   Income taxes                                               376,000        509,378       332,640



NOTE 15 - ACQUISITION

Pursuant to an Agreement and Plan of Merger dated June 30, 1995 and effective January 3, 1996, the stock of the Company was sold to Merchants Bancorp, Inc. for $20,500,000 in cash.

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